Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MEI Pharma, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 8, 2022, relating to the financial statements of MEI Pharma, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022.

/s/ BDO USA, LLP

San Diego, California

February 9, 2023